Exhibit (h)(f)(9)

April 2, 2015

Elissa H. O’Keefe

Vice President

State Street Bank and Trust Company

1 Iron Street – CCB5W

Boston, MA 02210

Re:	Pacific Life Fund Advisors LLC, Pacific Life Insurance Company and Pacific Select Fund – Service Agreement

Reference is made to the Service Agreement between us dated as of January 1, 2008, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

Absolute Return Portfolio (effective April 27, 2015)

Equity Long Short Portfolio (effective April 27, 2015)

Core Income Portfolio (effective April 27, 2015)

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as the fund administrator with respect to the new portfolios. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Life Fund Advisors LLC		Accepted:

By:	/s/ Howard T. Hirakawa	State Street Bank and Trust Company
	Name: Howard T. Hirakawa	By:	/s/ Gunjan Kedia Name: Gunjan Kedia Title: Executive Vice President
Title: SVP, Fund Advisor Operations
By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: SVP, Fund Advisor Operations

By:	/s/ Jane M. Guon
Name: Jane M. Guon
Title: Secretary

Pacific Select Fund

By:	/s/ Howard T. Hirakawa Name: Howard T. Hirakawa Title: Senior Vice President

By:	/s/ Laurene E. MacElwee Name: Laurene E. MacElwee Title: VP & Assistant Secretary

Schedule A – Services Agreement

List of Portfolios

As of April 27, 2015

(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and

State Street Bank and Trust Company)

Fixed Income Portfolios:

Core Income Portfolio

Diversified Bond

Emerging Markets Debt

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

U.S. Equity Portfolios:

American Funds® Growth

American Funds® Growth-Income

Comstock

Dividend Growth

Equity Index

Focused Growth

Growth

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Equity

Small-Cap Growth

Small-Cap Index

Small-Cap Value

Value Advantage

Sector Portfolios:

Health Sciences

Real Estate

Technology

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Asset Allocation/Balanced Portfolios:

American Funds® Asset Allocation

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Pacific Dynamix Underlying Portfolios:

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets

Alternative Strategies Portfolios:

Absolute Return Portfolio

Currency Strategies Portfolio

Equity Long Short Portfolio

Global Absolute Return Portfolio

Precious Metals Portfolio